Exhibit 99
For more information
Lisa Walsh
Investor Relations
(218) 327-5367
lwalsh@asvi.com
ASV SCHEDULES 4TH QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Grand Rapids, MN (March 7, 2006) — ASV, Inc. (Nasdaq: ASVI) announced today it will release financial results for its fourth quarter and fiscal year ended December 31, 2005 the morning of Wednesday, March 8, 2006.
The Company has scheduled a conference call to discuss its fourth quarter and full year 2005 financial results for 9:00 a.m. Central Time on the same day. ASV CEO and Chairman Gary Lemke, along with ASV President Mark Glasnapp and ASV Chief Financial Officer Tom Karges, will host the conference call.
“Our earnings release and conference call were originally scheduled for Tuesday, February 28, 2006,” said Chairman and CEO Gary Lemke. “However, shortly before the planned release date an issue arose regarding the accounting classification applied to an $8.3 million equipment purchase during the quarter ended June 30, 2005. We felt that the prudent course of action was to postpone the release and conference call pending resolution of this issue. We have now resolved this issue to our satisfaction and are pleased to report that no changes were required in our results for the year and quarter ended December 31, 2005 as a result of this resolution.”
The call will be broadcast over the Internet and can be accessed at either www.InvestorCalendar.com or ASV’s web site, www.asvi.com, in the investor relations section under the “About ASV” tab. To listen to the call, go to either of the two Web sites at least 15 minutes prior to the call to register, download and install any needed audio software. A replay of the call will be available both telephonically and over the Internet approximately one hour after its conclusion. The telephonic replay information will be provided in the Company’s earnings release. The Internet replay will be available for 30 days and can be accessed at www.InvestorCalendar.com or www.asvi.com in the same manner as discussed above.